                                  EXHIBIT 4.2
                                  -----------


                           INVESTOR RIGHTS AGREEMENT

     This INVESTOR RIGHTS AGREEMENT (the "AGREEMENT") is made and entered into
                                          ---------
as of March 4, 1998 by and among DISCREET LOGIC INC., a company incorporated under the laws of Quebec ("the "COMPANY"), and Intel Corporation, a Delaware
                                -------
corporation ("INVESTOR").
              --------

                                    RECITALS

     A. The Company and Investor have entered into a Common Shares Purchase Agreement dated as of the date hereof (the "PURCHASE AGREEMENT") pursuant to
                                            ------------------
which Investor has agreed to purchase 645,000 shares of the Company's Common Shares, without par value ("COMMON SHARES").
                            -------------

     B. The execution and delivery of this Agreement by the parties hereto is a condition precedent to the obligations of the parties under the Purchase Agreement.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties hereto agree as follows:

     1.  DEFINITIONS

     For the purposes of this Agreement, the following terms have the meanings indicted below:

          1933 ACT.  The Securities Act of 1933, as amended and the rules and
          --------
regulations promulgated thereunder, as in effect from time to time.

          1934 ACT.  The Securities Exchange Act of 1934, as amended, and the
          --------
rules and regulations promulgated thereunder, as in effect from time to time.

          BUSINESS DAY. Each weekday that is not a day on which banking
          ------------
institutions in California are authorized or obligated by law or executive order to close.

          BLACK-OUT PERIOD.  The period beginning on July 1, 1998 and ending 48
          ----------------
hours after the Company's public announcement of its quarterly results for the quarter and year ended June 30, 1998.

          COMMISSION. The United States Securities and Exchange Commission.
          ----------

          HOLDER. Any person owning Registrable Securities who is a party to
          ------
this Agreement, and any transferee thereof in accordance with this Agreement.

          PROSPECTUS. The prospectus included in any Registration Statement, as
          ----------
amended or supplemented by any prospectus supplement (including, without limitation, any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement), and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

          REGISTER, REGISTRATION AND REGISTERED. A registration effected by
          -------------------------------------
preparing and filing a registration statement or similar document with the Commission in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such registration statement or document.

          REGISTRABLE SECURITIES. The Common Shares issued to Investor pursuant
          ----------------------
to the Purchase Agreement and any securities that may be issued by the Company or any successor to the Company from time to time with respect to, in exchange for, or in replacement of such shares of Common Shares, including, without limitation, securities issued as a stock dividend on or pursuant to a stock split of such shares of Common Shares; provided, however, that those shares as
                                       --------  -------
to which the following apply shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such Registrable Securities shall have become effective under the 1933 Act and such Registrable Securities shall have been disposed of under such Registration Statement; (b) such Registrable Securities shall have become transferable, or have become eligible and remain eligible for transfer (whether or not so transferred), in accordance with Rule 144(k), or any successor rule or provision, under the 1933 Act; (c) such Registrable Securities shall have been transferred in a transaction in which the Holder's rights and obligations under this Agreement were not assigned in accordance with this Agreement; (d) such Registrable Securities shall have ceased to be outstanding; or (e) such Registrable Securities shall have been sold pursuant to Rule 144.

          REGISTRATION EXPENSES.  All expenses incident to the Company's
          ---------------------
performance of or compliance with Sections 2 and 3 hereof; including, without limitation, all registration and filing fees (including filing fees with respect to the Commission and to the National Association of Securities Dealers, Inc. and listing fees of the Nasdaq National Market), all fees and expenses of complying with state securities or "blue sky" laws (including fees and disbursements of underwriters' counsel in connection with any "blue sky" memorandum or survey, but excluding any fees and expenses for foreign qualification in such jurisdictions), all printing expenses, all registrars' and transfer agents' fees and all fees and disbursements of the Company's counsel and independent public accountants; provided, however that Registration Expenses
                                    --------
shall not include the fees and expenses of more than one counsel to the holders of Registrable Securities, or underwriters' discounts and commissions, or brokerage fees, associated with the sale of the Registrable Securities.

          REGISTRATION STATEMENT.  A registration statement prepared and filed
          ----------------------
with the Commission in compliance with the 1933 Act.

          SELLER.  Any person, including any Holder, selling any Registrable
          ------
Securities in an offering of any Registrable Securities of the Company pursuant to this Agreement.

          SELLING EXPENSES.  All applicable discounts and commissions, brokerage
          ----------------
fees, transfer taxes and any fees and disbursements of more than one counsel or any accountants or other advisors for the Sellers of the Registrable Securities being registered.

     2.  "PIGGY-BACK" REGISTRATION RIGHTS

     If at any time the Company shall determine to register pursuant to an underwritten public offering under the 1933 Act any of its Common Shares for its own account, or the account of other stockholders of the Company desiring to sell "restricted securities" of the Company (as defined in Rule 144 of the 1933
Act) pursuant to an underwritten public offering, it shall send to the Holder written notice of such determination and, if within 15 calendar days after receipt of such notice, Holder shall so request in writing, the Company shall include in such registration statement all or any part of the Registrable Securities the Holder requests to be registered. This right shall not apply to a registration of Common Shares on Form S-8 or Form S-4 (or their then equivalents) relating to Common Shares to be issued by the Company in connection with any acquisition of any entity or business, or shares of Common Shares issuable in connection with any stock option, stock purchase plan or other employee benefit plan.

     If, in connection with any offering involving an underwriting of Common Shares to be issued for the account of the Company or selling securityholders, the managing underwriter shall impose a limitation on the number of Common Shares which may be included in any such registration statement because, in its judgment, such limitation is necessary to effect an orderly public distribution of the Common Shares and to maintain a stable market for the securities of the Company, then the Company shall be obligated to include in such registration statement only such limited portion of the stock with respect to which the Holder has requested inclusion hereunder, on a pro rata basis based on the
                                               --------
number of Common Shares owned by the Holder and all other selling securityholders; provided, however, that such number of shares requested to be
                 -----------------
included in the registration statement pursuant hereto may be reduced to 25% of such requested amount prior to any reduction in the number of shares included therein by the Company.

     3.  SHELF REGISTRATION

          3.1  Undertaking to Register

          Within ninety (90) days following the Closing (as that term is defined in the Purchase Agreement), upon written request of Investor, the Company will use its commercially reasonable best efforts to prepare, file and have declared effective a registration statement under the Securities Act to register all of the Registrable Securities for resale in the public market in brokerage transactions or transactions with market makers, in block trades, and in privately negotiated transactions.

          3.2  SELLING PROCEDURES; SUSPENSION

          (a) Except in the event that paragraph (b) below applies, the Company shall (i) if deemed necessary by the Company, prepare and file from time to time with the Commission a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide the Holders of the Registrable Securities copies of any documents filed pursuant to Section 3.2(a)(i); and
(iii) inform each Holder that the Company has complied with its obligations in
Section 3.2(a)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify each such Holder to that effect, it will use its best efforts to secure the effectiveness of such post-effective amendment and will immediately notify each such Holder pursuant to Section 3.2(a)(i) hereof when the amendment has become effective).

          (b) In the event (i) of any request by the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (ii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) of any event or circumstance which necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (v) that, in the reasonable, good faith judgment of the Company's management or Board of Directors, (A) the offering of securities pursuant thereto would materially and adversely affect (i) a pending or scheduled public offering or private placement of the Company's securities, (ii) a pending or proposed acquisition, merger, consolidation, reorganization, restructuring or similar transaction of or by the Company or other material corporate activity or transaction, (iii) bona fide negotiations, discussions or proposals with respect to any of the foregoing, or (iv) the position or strategy of the Company in connection with any pending or threatened litigation, claim, assessment or government investigation, and (B) in the event sales of Registrable Securities were made under the Registration Statement and disclosure of all material information with respect to the applicable circumstance(s) described in subsection (A) had not been made, such circumstance(s) could reasonably be expected to cause a violation of the 1933 Act or the 1934 Act (each a "SUSPENSION EVENT"); then, subject to paragraph (d) below, the Company shall
 ----------------
deliver a notice in writing to the Holders (the "SUSPENSION NOTICE") to the
                                                 -----------------
effect of the foregoing and, upon receipt of such Suspension Notice, each such Holder will refrain from selling any Registrable Securities pursuant to the Registration Statement (a "SUSPENSION") until such Holder's receipt of copies of
                           ----------
the supplemented or amended Prospectus provided for in Section 3.2(a)(i) hereof, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus.

          (c) In the event of any Suspension Event, or any delay in effecting the Registration under Section 3.2 above, the Company will use its commercially reasonable efforts to ensure that the use of the Prospectus so suspended or delayed may be commenced or resumed, as the case may be, and that the Suspension will terminate and the Holder's ability to sell pursuant to the Prospectus so suspended will commence or resume, as the case may be, as soon as practicable and, in the case of a pending development, filing or event referred to in
Section 3.2(b)(iv) or (v) hereof, as soon, in the judgment of the Company's management or Board of Directors (in accordance with the provisions of Section 3.2), as disclosure of such pending development, filing or event or the resumption of sales pursuant to the Registration Statement would not have a material adverse effect on the Company's ability to consummate or materially prejudice the Company's interest with respect to the transaction, if any, contemplated by such development, filing or event. Notwithstanding any other provision of this Agreement, the Company shall have the right to cause a maximum of two (2) Suspensions pursuant to Section 3.2(b)(iv) and (v), neither of which may be within 60 days of the other, as provided above (including for this purpose a delay in effecting the Registration pursuant to Section 3.2 above) during any 12-month period after the initial effective date of the Registration Statement, and the total number of days for which all Suspensions (including for this purpose a delay in effecting the Registration Statement pursuant to Section
3.2 above) during any 12-month period shall not exceed 90 days in the aggregate.

          (d) The Company will use its commercially reasonable best efforts to maintain the effectiveness of any registration statement pursuant to which any of the Registrable Securities are being offered for (i) up to 180 days (or such shorter period of time as the underwriters need to complete the distribution of the registered offering in any Company-primary or secondary offering), in the case of a registration pursuant to Section 2, or (ii) in the case of a "shelf" Registration Statement pursuant to Section 3 until the date on which each Holder may sell all Registrable Securities then held by such Holder without restriction by the volume limitations of Rule 144(e). The Company from time to time will amend or supplement such Registration Statement and the Prospectus contained therein to the extent necessary to comply with the 1933 Act and any applicable state securities statue or regulation. The 180-day time period referenced in clause (i) above during which the Company is obligated to keep the registration statement effective shall be extended for a number of days equal to the number of days during which the Company has effected a Suspension. The Company shall use commercially reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the securities for sale in any jurisdiction, at the earliest practicable moment.

          (e) Notwithstanding the foregoing, during the Black-Out Period the Holder shall not offer or sell any Registrable Securities, or engage in any other transaction involving or relating to the Registrable Securities, until the Black-Out Period has expired.

          3.3  UNDERWRITING AGREEMENT

          If in connection with any proposed distribution by the Holder under the "piggy back" registration referred to in Section 2, the Company in its discretion shall determine that it is in the best interests of the Company to effect distribution by means of an underwriting, the Company shall promptly notify the Holder of such determination. In such event, in addition to the limitations set forth in Section 2, the right of Holder to participate in such distribution shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 3.3, including without limitation, the requirement that the Holder enter into an underwriting agreement and a lock-up agreement (for a period determined by the managing underwriter not to exceed the period agreed to by all directors and officers of the Company), each in customary form with the managing underwriter selected for the underwriting by the Company.

     4.  EXPENSES

     The Company will pay all Registration Expenses in connection with the registration of Registrable Securities effected by the Company pursuant to
Section 2 or 3. Holders of Registrable Securities registered pursuant to this Agreement shall pay all Selling Expenses with each such Holder bearing a pro rata portion of the Selling Expenses based upon the number of Registrable Securities registered by each such Holder.

     5.  EXPIRATION OF REGISTRATION RIGHTS

     The obligations of the Company under Section 2 of this Agreement to register the Registrable Securities shall expire and terminate at the earlier of
(a) three (3) years following the Closing or (b) such time as the Holder shall be entitled or eligible to sell, within any ninety (90) day period, all such securities without restriction and without a need for the filing of a registration statement under the Securities Act, including without limitation, for any resales of restricted securities made pursuant to Rule 144(k) as promulgated by the Securities and Exchange Commission. The determination as to whether the Holder is entitled or eligible to sell all Registrable Securities without the need for registration under the Securities Act shall be based on a written opinion of counsel that registration of the Registrable Securities is not required under the Securities Act, sufficient to permit the transfer agent to transfer such securities upon a sale by the Holder. The obligations of the Company under Section 3 of this Agreement shall expire at the time specified in Section 3.2(d)(ii).

     6.  REGISTRATION PROCEDURES

     In connection with the registration of Registrable Securities under this Agreement, and subject to the other provisions of this Agreement, the Company shall:

          (a) use its commercially reasonable best efforts to cause the Registration Statement filed in accordance with Section 2 or Section 3 to become effective as soon as practicable after the date of filing thereof;

          (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective for the shorter of (i) the duration of its registration obligations, or (ii) until there are no Registrable Securities outstanding, and to comply with the provisions of the 1933 Act with respect to the disposition of the Registrable Securities;

          (c) furnish to each Seller of such Registrable Securities such number of copies of the Prospectus included in such Registration Statement as such Seller may reasonably request in order to facilitate the sale or disposition of such Registrable Securities;

          (d) use its commercially reasonable best efforts to register or qualify all securities covered by such Registration Statement under such other securities or "blue sky" laws of such jurisdictions as each Seller shall reasonably request, and do any and all other acts and things that may be necessary to enable such Seller to consummate the disposition in such jurisdictions of its Registrable Securities covered by such Registration Statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in respect of doing business in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

          (e) notify each Seller of Registrable Securities covered by such Registration Statement, at any time when a Prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing or if it is necessary to amend or supplement such Prospectus to comply with the law, and at the request of any such Seller, prepare and furnish to such Seller a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities or securities, such Prospectus, as amended or supplemented, will comply with the law;

          (f) use its best efforts to qualify such securities for inclusion in the Nasdaq National Market, and provide a transfer agent and registrar for such Registrable Securities not later than the effective date of such Registration Statement; and

          (g) issue to any person (who is not an affiliate of the Company) to which any Holder of Registrable Securities may sell such Registrable Securities in connection with such registration certificates evidencing such Registrable Securities without any legend restricting the transferability of the Registrable Securities (unless otherwise required by law).

     7.  1934 ACT REGISTRATION

     The Company shall timely file with the Commission such information as the Commission may prescribe under Section 13 or 15(d) of the 1934 Act and shall use its best efforts to take all action and make all filings of information referenced in Rule 144(c) as may be required as a condition to the availability of Rule 144 under the 1933 Act (or any successor exemptive rule hereinafter in effect) with respect to such Common Shares. The Company shall furnish to any holder of Registrable Securities forthwith upon five (5) days written request
(i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144(c), (ii) a copy of the most recent annual or quarterly report of the Company as filed with the Commission, and (iii) such other publicly-filed reports and documents as a holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a holder to sell any such Registrable Securities without registration.

     8.  INVESTOR INFORMATION

     It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that all Holders of Registrable Securities shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such Registrable Securities as shall be reasonably required to effect the registration of their Registrable Securities and to execute such documents in connection with such registration as the Company may reasonably request.

     9.  INDEMNIFICATION AND CONTRIBUTION

     In the event any Registrable Securities are included in a Registration Statement under Sections 2 and 3:

          (a) The Company will indemnify and hold harmless each Seller, the officers, directors, partners, agents and employees of each Seller, any underwriter (as defined in the 1933 Act) for such Seller and each person, if any, who controls such Seller or underwriter within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "VIOLATION"): (i) any untrue statement or alleged untrue statement of a material
 ---------
fact contained in such Registration Statement, including any preliminary Prospectus or final Prospectus contained therein or any amendments or supplements thereto; (ii) the omission or alleged omission to state in such Registration Statement a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law applicable to the Company in connection with such Registration Statement; and the Company will reimburse each such Seller, officer, director, partner, agent, employee, underwriter or controlling person for any reasonable legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained
                     --------  -------
in this Section 9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation (i) which occurs in reliance upon and in conformity with written information finished expressly for use in connection with such registration by any such Seller, underwriter or controlling person or (ii) which is based upon any information in a Prospectus that has been amended or supplemented if such Seller had been notified of such amendment or supplement and the use of such amendment or supplement by the Seller would have avoided the Violation.

          (b) Each Seller will indemnify and hold harmless the Company, each of its officers, directors, partners, agents or employees, each person, if any, who controls the Company within the meaning of the 1933 Act, any underwriter and any other Seller or any of its directors, officers, partners, agents or employees or any person who controls such Seller, against any losses, claims, damages or liabilities joint or several) to which the Company or any such director, officer, partner, agent, employee, controlling person or underwriter, or other such Seller or director, officer, partner, agent, employee or controlling person may become subject, under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information finished by such Seller expressly for use in connection with such registration; and each such Seller will reimburse any reasonable legal or other expenses reasonably incurred by the Company or any such director, officer, partner, agent, employee, controlling person or underwriter, other Seller, officer, director, partner, agent, employee or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. Notwithstanding anything contained in this Agreement to the contrary, the indemnity agreement contained in this Section 9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Seller, which consent shall not be unreasonably withheld or delayed; provided, further, that the aggregate liability of each
                     --------  -------
Seller in connection with any sale of Registrable Securities pursuant to a Registration Statement in which a Violation occurred shall be limited to the net proceeds from such sale.

          (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel selected by the indemnifying party and reasonably acceptable to the indemnified party; provided,
                                                                       --------
however, that an indemnified party shall have the right to retain its own
-------
counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing or conflicting interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if and to the extent prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this Section 9 to the extent of such prejudice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 9.

          (d) If recovery is not available under the foregoing indemnification provisions of this Section 9, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying parties and the indemnified parties, except to the extent that contribution is not permitted under Section 11(f) of the 1933 Act. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances, including, without limitation, whether any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the

Holder of Registrable Securities, on the other hand. The Company and Investors of the Registrable Securities covered by such Registration Statement agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation. No seller of Registrable Securities covered by such Registration Statement or person controlling such Seller shall be obligated to make any contribution hereunder which in the aggregate exceeds the net proceeds of the securities sold by such seller, less the aggregate amount of any damages which such seller and its controlling persons have otherwise been required to pay in respect of the same claim or any substantially similar claim. The obligations of such Investors to contribute are several in proportion to their respective ownership of the Registrable Securities covered by such Registration Statement and not joint. Notwithstanding the foregoing, in no event shall any contribution by a Holder under this Section 9(d) exceed the net proceeds from the offering received by such Holder.

     10.  TRANSFERABILITY

     Each Holder agrees that he will not make any disposition of all or any portion of the Registrable Securities (a) except in a registered public offering pursuant to the rights granted in this Agreement; or (b) until (i) such Holder shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition and (ii) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to counsel for the Company, that such disposition will not require registration of such Registrable Securities or such transaction under the 1933 Act or applicable state securities laws.

     11.  COVENANTS

          11.1  Board Observership

          During the period from the date hereof until the earlier of the date that is six months after the completion of the final milestone set forth in the Strategic Development Agreement, dated as of the date hereof between Investor and the Company (the "DEVELOPMENT AGREEMENT"), or immediately upon termination
                      ---------------------
of the Development Agreement, and for so long as Investor holds at least 483,750 Common Shares of the Purchased Shares (as adjusted for stock splits, stock dividends and similar transactions), Investor shall be entitled to appoint a non-voting observer to the Company's Board of Directors who is acceptable to the Company; and such observer shall be entitled to attend all meetings of the Company's Board of Directors and committees thereof (other than the audit, nomination, governance, and compensation committees) and shall receive notice of all meetings and all materials furnished to members of the Company's Board of Directors in their capacities as such at the same time and in the same manner as such notice and materials are provided to the Board of Directors, unless the Board of Directors or management of the Company shall reasonably determine that delivery of such notice and/or materials to Investor may be detrimental to the Company. Upon the request of the Board of Directors of the Company, the observer will excuse himself from any portion of the Board or committee meetings if the Board of Directors shall reasonably determine that the observer's presence may violate the attorney-client privilege or may create a conflict of interest or if the Chairman of the Board of the Company shall reasonably determine that the observer's presence is detrimental to the Company. The materials furnished to Investor and the discussions and presentations in connection with or at such meetings shall be considered confidential information and Investor shall not disclose such materials and discussions to any third party under the terms of the Confidentiality and Nondisclosure Agreement No. 98073, dated September 25, 1997, between the Company and Investor.

     The Investor acknowledges that the use or disclosure of any information which is material and non-public ("Inside Information"), or trading in the securities of the Company on the basis of such Inside Information, may result in civil and criminal penalties and enforcement proceedings commenced by the Securities and Exchange Commission and others in the event it engages in transactions involving the capital stock of the Company. Because of receipt of the confidential information provided to the Investor and its Nominee, the Investor and its Nominee may be deemed to have Inside Information regarding the Company.

     The Company acknowledges that an observer designated by Investor will likely have, from time to time, information that may be of interest to the Company ("INFORMATION") regarding a wide variety of matters including, by way of
          -----------
example only, (a) Investor's technologies, plans and services, and plans and strategies relating thereto, (b) current and future investments Investor has made, may make, may consider or may become aware of with respect to other companies and other technologies, products and services, including, without limitation, technologies, products and services that may be competitive with the Company's, and (c) developments with respect to the technologies, products and services, and plans and strategies relating thereto, of other companies, including, without limitation, companies that may be competitive with the Company. The Company recognizes that a portion of such Information may be of interest to the Company. Such Information may or may not be known by the Observer. The Company, as a material part of the consideration for this Agreement, agrees that Investor and its Observer shall have no duty to disclose any Information to the Company or permit the Company to participate in any projects or investments based on any Information, or to otherwise take advantage of any opportunity that may be of interest to the Company if it were aware of such Information, and hereby waives, to the extent permitted by law, any claim based on the corporate opportunity doctrine or otherwise that could limit Investor's ability to pursue opportunities based on such Information or that would require Investor or Observer to disclose any such Information to the Company or offer any opportunity relating thereto to the Company.

          11.2  DISCLOSURE

          (a) Except to the extent required by law or judicial order or except as provided herein, neither party shall disclose this Agreement, the Purchase Agreement or any of the terms hereof or thereof without the other's prior written approval, which approval will not be delayed or unreasonably withheld. Either party may disclose this Agreement to the extent required by law or judicial order, provided that if such disclosure is pursuant to judicial order or proceedings, the disclosing party will notify the other party promptly before such disclosure and will cooperate with the other party to seek confidential treatment with respect to the disclosure if requested by the other party and provided further that if such disclosure is required pursuant to the rules and regulations of any federal, state or local organization, the parties will cooperate to seek confidential treatment of this Agreement to the maximum extent possible under law.

          (b) Prior to the execution of this Agreement, the parties will agree on the content of a joint press release announcing the existence of this Agreement, which press release will be issued as mutually agreed by the parties.

          (c) Neither party will be required to disclose to the other any confidential information of any third party without having first obtained such third party's prior written consent.

     12.  MISCELLANEOUS

          12.1  Amendments and Waivers

          Any provision of this Agreement may be amended and the observance thereof may only be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 12.1 shall be binding upon each Holder of Registrable Securities at the time outstanding, each future Holder of Registrable Securities, and the Company.

          12.2  NOTICES

          Any notice required or permitted under this Agreement will be given in writing, shall be effective when received, and shall in any event be deemed received and effectively given upon personal delivery to the party to be notified or one (1) business day after deposit with a nationally recognized courier service such as FedEx for next business day delivery, or one (1) business day after sent by facsimile with copy deposited with a nationally recognized courier service such as FedEx for next business day delivery, addressed to the party to be notified at the address indicated for such party on the signature page hereof or at such other address as the Shareholder or the Company may designate by giving at least ten (10) days advance written notice pursuant to this Section 12.2

          12.3  GOVERNING LAW

          This Agreement shall for all purposes be governed by and construed in accordance with the internal laws of the State of Delaware without regard to conflicts-of-laws principles. The parties hereto agree to submit to the non-exclusive jurisdiction of the federal and state courts of the County of Santa Clara in the State of California with respect to the breach or interpretation of this Agreement or the enforcement of any and all rights, duties, liabilities, obligations, powers and other relations between parties arising under this Agreement.

          12.4  SEVERABILITY

          If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excised from this Agreement, and the remainder of this Agreement shall be interpreted as if such provision were so excised and shall be enforceable in accordance with its remaining terms.

          12.5  COUNTERPARTS

          This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

          12.6  ASSIGNMENT

          The rights set forth in this Agreement are not transferable except to a person controlling, controlled by, or under common control with Holder who receives at least 35% of such shares. All transferees shall agree in writing to be bound by all of the provisions of this Agreement. A Holder shall promptly advise the Company in writing of the identity and address of any person to whom it transferred its registration rights hereunder.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


DISCREET LOGIC INC.                    INTEL CORPORATION

By: /s/ Francois Plamondon             By:  /s/ Arvind Sodhani
   -----------------------------          ---------------------------------
Name: Francois Plamondon               Name: Arvind Sodhani
     ---------------------------            -------------------------------
Title: Sr. Vice President and          Title: Vice President and Treasurer
       Chief Financial Officer,               ------------------------------
       Treasurer and Secretary
      --------------------------

Address: 10 Duke Street                Address: 2200 Mission College Boulevard
         Montreal, Quebec                       Mail Stop SC4-210
         Canada H3D 2L7                         Santa Clara, California 95052
         Attention: General Counsel             Attention: Treasurer and General
                                                Counsel
Telephone No.:  (514) 393-1616         Telephone No.:  (408) 765-1240
Facsimile No.:  (514) 393-0110         Facsimile No.:  (408) 765-6038

WITH A COPY TO:

 Mark J. Macenka, Esq.                 Address: 2200 Mission College Boulevard
 Testa, Hurwitz & Thibeault, LLP                Mail Stop SC4-210
 125 High Street; High Street Tower             Santa Clara, California 95052
 Boston, MA  02110                              Attention: Treasurer and General
                                                Counsel
                                       Telephone No.:  (408) 765-1125
                                       Facsimile No.:  (408) 765-5859



                 [SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]